POWER OF ATTORNEY

Tevis Martin, whose signature appears below,

hereby designates and appoints Michael R.

Dorey as a true and lawful attorney-in-fact

and agent (collectively, the Attorney-in-Fact) with full

power of substitution and resubstitution, for

the undersigned and in the undersigned?s name,

place and stead, in any and all capacities, to sign

any and all reports, including EDGAR filing

code applications, required under Section

13 and Section 16 of the Securities Exchange Act of

1934, as amended (the Act), including all Form 3s,

Form 4s, Form 5s, and any amendments

thereto, which amendments may make

such changes in the filings as the Attorney-in-Fact

deems appropriate, and file each such form or

statement with all exhibits thereto, and all

documents in connection therewith, with

the Securities and Exchange Commission, the National

Association of Securities Dealers, and

any national stock exchange, granting unto such

Attorney-in-Fact, full power and authority to do

and perform each and every act and thing

requisite necessary to be done in and about

the premises, as fully to all intents and purposes as

the undersigned might or could do in person,

hereby ratifying and confirming all that such

Attorney-in-Fact, or either of his substitute or

substitutes, may lawfully do or cause to be done

by virtue hereof.

Pursuant to the requirements of the Act, this Power

of Attorney has been signed by the

following person in the capacity indicated

on the 1st day of July, 2005.

/s/ Tevis Martin

Tevis Martin

SWORN TO AND SUBSCRIBED BEFORE ME

this 1st day of July, 2005 to certify which

witness my hand and seal of office.

/s/ Teresa Schneider

Teresa Schneider

Notary Public in and for

The State of Texas

My Commission Expires:

May 20, 2008